UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 30, 2026 (April 29, 2026)

Peakstone Realty Trust
(Exact Name of Registrant as Specified in its Charter)

Maryland	001-41686	46-4654479
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 North Continental Boulevard
Suite 200
El Segundo, California 90245
(Address of principal executive offices, including zip code)

(310) 606-3200
(Registrant’s telephone number, including area code)

1520 E. Grand Avenue, El Segundo, California 90245
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol	Name of each exchange on which registered
Common shares, $0.001 par value per share	PKST	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

At a special meeting of shareholders (the “Special Meeting”) held on April 29, 2026, the shareholders of Peakstone Realty Trust, a Maryland real estate investment trust (the “Company”) voted on three proposals related to the Agreement and Plan of Merger, dated as of February 2, 2026 (as may be amended from time to time, the “Merger Agreement”), by and among BSREP V Neon Pooling REIT L.P., BSREP V Neon Pooling Non-REIT L.P. and BSREP V Brookfield Neon Sub L.P., each a Delaware limited partnership (collectively, “Parent”), Neon REIT Merger Sub LLC, a Delaware limited liability company and a subsidiary of Parent (“REIT Merger Sub”), Neon OP Merger Sub LLC, a Delaware limited liability company and a subsidiary of Parent (“Operating Merger Sub”), the Company, and PKST OP, L.P., a Delaware limited partnership and a majority owned subsidiary of the Company (the “Operating Partnership”). The Merger Agreement provides that, upon the terms and subject to the conditions set forth therein, (i) Operating Merger Sub will be merged with and into the Operating Partnership, with the Operating Partnership surviving the merger (such merger, the “Partnership Merger”) and (ii) immediately following the consummation of the Partnership Merger, REIT Merger Sub will be merged with and into the Company, with the Company surviving the merger (such merger, the “Company Merger” and, together with the Partnership Merger, the “Mergers”). The three proposals are described in detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on March 16, 2026.

The voting results regarding each proposal, as determined by the Company’s Inspector of Election, are set forth below. As of the close of business on March 13, 2026, the record date of the Special Meeting, there were 37,187,359 common shares, par value $0.001 per share, of the Company (each, a “Company Common Share”) outstanding, each of which was entitled to one vote on each proposal at the Special Meeting. At the Special Meeting, a total of 22,441,754 Company Common Shares, representing approximately 60.34% of the outstanding Company Common Shares entitled to vote, were present virtually or represented by proxy, constituting a quorum to conduct business.

Proposal 1 – The proposal to approve the Company Merger and the other transactions contemplated by the Merger Agreement (the “Merger Proposal”) was approved as follows:

For	Against	Abstain	Broker Non-Votes
21,848,801	304,887	288,066	--

Proposal 2 – The proposal to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to the Company's named executive officers in connection with the Mergers was approved as follows:

For	Against	Abstain	Broker Non-Votes
16,360,800	5,655,446	425,508	--

Proposal 3 – The proposal to approve any adjournment of the Special Meeting for the purpose of soliciting additional proxies if there were not sufficient votes at the Special Meeting to approve the Merger Proposal was approved as follows:

For	Against	Abstain	Broker Non-Votes
20,966,414	1,127,090	348,250	--

Adjournment of the Special Meeting was deemed not necessary because there was a quorum present and there were sufficient votes at the time of the Special Meeting to approve the Merger Proposal.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Peakstone Realty Trust

Date: April 30, 2026	By:	/s/ Javier F. Bitar
	Name:	Javier F. Bitar
	Title	Chief Financial Officer and Treasurer